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                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      CENTRAL BANCSHARES OF THE SOUTH, INC.

       (Originally Incorporated under the name "Central and State National
                  Corporation of Alabama" on December 8, 1970.)

     Central Bancshares of the South, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors Of Central Bancshares of the South, Inc. resolutions were duly adopted setting forth the proposed amendments to the Restated Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling for the presentation of the proposed amendments to shareholders of the Corporation at the annual meeting. The resolutions setting forth the proposed amendments are as follows:

          RESOLVED, that Article 4.1 of the Corporation's Restated Certificate of Incorporation be revised to read as follows:

          "4.1 Authorized Stock. The total number of shares of all classes of stock which the corporation shall have authority to issue is Seventy-Five million (75,000,000) consisting of

          (i) Twenty-Five million (25,000,000) shares of preferred stock, $0.10 par value per share (hereinafter the "Preferred Stock"); and

          (ii) Fifty million (50,000,000) shares of common stock, $2.00 par value per share (hereinafter the "Common Stock"),"

          FURTHER RESOLVED, that Article 8 of the Corporation's Restated Certificate of Incorporation be added to read as follows:

          "Article 8. Fiduciary Duty of Directors. No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty of such director as a director, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which Involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 8 shall apply to or have any effect on the liability or alleged liability of any

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     director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the regular annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendments.

     IN WITNESS WHEREOF, said Central Bancshares of the South, Inc. has caused this certificate 1% be executed by Harry B. Brock, Jr., as Chairman and Chief Executive Office and attested by Jerry W. Powell, its Assistant Secretary, this the 15th day of May, 1987.

                                        CENTRAL BANCSHARES OF THE SOUTH, INC.


                                        /s/ Harry B. Brock, Jr.
                                        ----------------------------------------
                                        Harry B. Brock, Jr.
                                        Chairman and Chief Executive Officer

ATTEST:


/s/ Jerry W. Powell
-------------------------------------
Jerry W. Powell
Assistant Secretary

STATE OF ALABAMA   )

JEFFERSON COUNTY   )

     BE IT REMEMBERED, that on this 15th day of May, 1987, personally came before me Harry B. Brock, Jr., Chairman and Chief Executive Officer of Central Bancshares of the South, Inc., a corporation of the State of Delaware, known to me personally to be such, and acknowledged the aforesaid certificate to be his own act and deed, and the act and deed of said corporation; that the signature of the Chairman and Chief Executive Officer is his own proper handwriting; that the seal affixed is the corporate seal of the said company; that the act of executing said certificate was duly authorized; and that the facts stted therein are true.

     Given under my hand and seal of office this the 15th day of May, 1987.


                                        Linda L. Hand
                                        ----------------------------------------
                                        Notary Public

                                        My Commission Expires: 8/27/89

RECEIVED FOR RECORD

JUNE 24 1987

William M. Hensy, Recorder.